Exhibit (a)(5)(E)

The Home Depot Announces Receipt of Clearance from the Canadian Competition Bureau for Acquisition of GMS Inc.

ATLANTA – August 29, 2025 – The Home Depot® announced today that it has received clearance from the Canadian Competition Bureau, in the form of a no action letter, in connection with The Home Depot’s previously announced tender offer to purchase, through its wholly owned subsidiary Gold Acquisition Sub, Inc. (“Purchaser”) and subject to certain conditions, all of the outstanding shares of common stock of GMS (the “Shares”), at a price of $110.00 per Share in cash, without interest and subject to any required withholding of taxes.

The no action letter from the Canadian Competition Bureau satisfies the remaining antitrust law-related condition necessary for the consummation of the tender offer and the transactions under the previously announced merger agreement, dated June 29, 2025, by and among The Home Depot, Purchaser and GMS (the “merger agreement”). Consummation of the tender offer remains subject to, among other conditions, the tender, as of immediately prior to the Expiration Time (as defined below), of a majority of the Shares then outstanding.

The tender offer will expire at one minute after 11:59 p.m., Eastern time, on Wednesday, September 3, 2025, unless the tender offer is otherwise extended further or earlier terminated in accordance with the merger agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (such time, the “Expiration Time”).

About The Home Depot

The Home Depot is the world’s largest home improvement specialty retailer. At the end of the second quarter, the company operated more than 2,353 retail stores, over 800 branches and more than 325 distribution centers that directly fulfill customer orders across all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The company employs over 470,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

For more information, contact:

Financial Community Isabel Janci Vice President of Investor Relations and Treasurer 770-384-2666 isabel_janci@homedepot.com	News Media Sara Gorman Senior Director of External Affairs 770-384-2852 sara_gorman@homedepot.com

Additional Information and Where to Find It

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of GMS Inc. (“GMS”). The Home Depot, Inc. (“The Home Depot”) and its indirect, wholly owned subsidiary, Gold Acquisition Sub, Inc., have filed a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), containing an Offer to Purchase all of the outstanding shares of common stock of GMS, related Letter of Transmittal and other related documents, and GMS has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. HOLDERS OF SHARES OF GMS ARE URGED TO CAREFULLY READ THE RELEVANT TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF GMS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of GMS stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting The Home Depot or GMS. Copies of the documents filed with the SEC by GMS are available free of charge on GMS’s internet website at https://investor.gms.com. Copies of the documents filed with the SEC by The Home Depot are available free of charge on The Home Depot’s internet website at https://ir.homedepot.com/ or by contacting The Home Depot’s Investor Relations Department at (770) 384-2871.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, The Home Depot and GMS each file annual, quarterly and current reports and other information with the SEC. The Home Depot and GMS’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements are based on currently available information and current assumptions, expectations and projections of The Home Depot (collectively with its subsidiaries unless the context otherwise indicates, the “Company”) about future events, and may use words such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “believe,” “expect,” “target,” “prospects,” “potential,” “commit,” and “forecast” or words of similar import or meaning or refer to future time periods. Forward-looking statements may relate to, among other things, the proposed acquisition of GMS (the “potential acquisition”); the potential benefits of the potential acquisition, including with respect to future financial performance; the anticipated timing of closing of the potential acquisition; and the anticipated funding for the potential acquisition. Forward-looking statements are not guarantees of future performance and are subject to substantial risks and uncertainties, including, but not limited to, the following: the possibility that the potential acquisition does not close on the anticipated timeframe or at all (including uncertainties as to how many of GMS’s stockholders will tender their shares in the tender offer); risks related to the ability to realize the anticipated benefits of the potential acquisition, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the potential acquisition making it more difficult to maintain business and operational relationships; negative effects of announcing the potential acquisition or the consummation of the potential acquisition on the market price of the Company’s or GMS’s common stock, credit ratings or operating results or on relationships with customers, suppliers and other counterparties; significant costs associated with the potential acquisition; unknown liabilities; the risk of litigation and/or regulatory actions related to the potential acquisition; the demand for the Company’s or GMS’s products and services, including as a result of macroeconomic conditions and changing customer preferences and expectations; the effects of competition; the Company’s brand and reputation; implementation of interconnected retail, store, supply chain, technology innovation and other strategic initiatives, including with respect to real estate; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer and trade credit; the impact of tariffs, trade policy changes or restrictions, or international trade disputes and efforts and ability to continue to diversify the Company’s supply chain; issues related to the payment methods the Company accepts; demand for credit offerings including trade credit; management of relationships with the Company’s associates, jobseekers, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt the Company’s business, supply chain, technology infrastructure, or demand for the Company’s products and services, such as tariffs, trade policy changes or restrictions or international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical conflicts, military conflicts, or acts of war; the Company’s ability to maintain a safe and secure store environment; the Company’s ability to address expectations regarding sustainability and human capital management matters and meet related goals; continuation or suspension of share repurchases; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; the Company’s ability to issue debt on terms and at rates acceptable to the Company; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including executive orders and other administrative or legislative actions, such as changes to tax laws and regulations; store openings and closures; and the impact of other acquired companies on the Company’s organization and the ability to recognize the anticipated benefits of any other acquisitions.

Many of the risks and uncertainties to which these forward-looking statements are subject are beyond the Company’s control, dependent on the actions of third parties, or currently unknown to the Company; they are also subject to the risk of inaccurate assumptions that could cause actual results to differ materially from the Company’s historical experience and its expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. “Risk Factors,” and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2025 and also as described from time to time in reports subsequently filed by the Company with the SEC. There also may be other factors that the Company cannot anticipate or that are not described herein, generally because the Company does not currently perceive them to be material. Such factors could cause results to differ materially from the Company’s expectations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission and in its other public statements.